CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS

                                    FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 August 1, 2003
                                 Date of Report
                        (Date of Earliest Event Reported)

                          Knightsbridge Fine Wine, Inc.
             (Exact name of registrant as specified in its charter)

        Nevada                         333-90456                98-0231440
(State or other jurisdiction    (Commission File Number)    (IRS Employer
 of incorporation)                                           Identification No.)
                                65 Shrewsbury Rd
                              Livingston, NJ 07039
               (Address of principal executive offices (zip code))

                                 (973) 597-1971
                                 (973) 597-1972(fax)
              (Registrant's telephone number, including area code)

                          Tech-Net Communications, Inc.
                             Oceanic Business Centre
                                   Suite 1200
                 1066 West Hasting Street, Vancouver, BC V6E 3X2
                        (Former Name and Former Address)




ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On August 1, 2003, we completed a Share Exchange (the "Share Exchange ") with Knightsbridge Fine Wines, Inc. ("Knightsbridge"), a Nevada corporation, formed to develop and finance the growth of a diversified international wine company consisting of estate vineyards and brands from various wine growing regions of the world. As a result of the Share Exchange, Knightsbridge became our wholly owned subsidiary. The shareholders of Knightsbridge now own the majority of our voting stock. To accomplish the Share Exchange, we issued an aggregate of 12,402,500 (24,803,000 as of our forward split effective August 13, 2003) shares of our Common Stock in exchange for all of the issued and outstanding capital stock of Knightsbridge from the shareholders of Knightsbridge. The shares issued to the Knightsbridge Shareholders were issued to 35 persons, 7 of whom are employees of Knightsbridge whose shares were issued in accordance with Rule 701 and the remainder of whom are accredited investors, pursuant to the exemption from Registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

Pursuant to the terms of the Share Exchange Agreement, the officers of Knightsbridge have been appointed as our officers and Jayeson Carmichael has resigned as our president and Edward Wong has resigned as our treasurer and secretary. Joel Shapiro, president of Knightsbridge has been appointed to our Board of Directors and Messrs. Wong and Carmichael and Diane Travis resigned on September 15, 2003 as directors following our compliance with Rule 14f-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Also pursuant to the terms of the Share Exchange, Jayeson Carmichael, the owner of 5,000,000 shares (66.3%) of our common stock prior to the Share Exchange, agreed to cancel 4,975,000 shares to treasury.

Immediately following the completion of the Share Exchange, we have 14,963,500 (29,927,000 as of our forward split effective August 13, 2003) shares of Common Stock issued and outstanding. The Share Exchange provided Knightsbridge shareholders with approximately 82.89% of our issued and outstanding voting shares. The Share Exchange does not require the approval of our shareholders. A copy of the Share Exchange Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

As a result of the transaction with Knightsbridge and the related issuance of 12,402,500 (24,803,000 as of our forward split effective August 13, 2003) shares of our Common stock to Knightsbridge shareholders, the following persons are known to own 5% or more of our Voting Stock:

                                  NUMBER OF VOTING SHARES           PERCENT OF
                                                                    OUTSTANDING
                                                                   VOTING SHARES
Name and Address*

Mr. Joel Shapiro                       14,091,050                        47.08%
65 Shrewsbury Rd
Livingston, NJ 07039

Paul Gardner                            1,897,000(1)                     6.34%
13 Lileura Avenue
Beaumaris
Victoria, AU 3193

Jim McCubbin                             300,000                         1.00%
38 Maybaugh Lane
Annapolis, MD 21403

Joseph Carr                              350,000                         1.17%
659 Western Avenue
Albany, NY 12203

Barry Alexander                        1,800,000                         6.01%
33948 N. 81st Street
Scottsdale, AZ 85262

TriPoint Capital                       1,646,000                         5.50%
Advisors, LLC
15245 Shady Grove Rd
Suite 400
Rockville, MD 20850

All directors and officers (2)        16,638,050                        55.60%
as a group (4 persons)

 * Included  in this  table are  persons  who may not own 5% of our  outstanding
Voting Stock but who currently hold positions as our officers or directors. Please note that these shares positions were adjusted for our 2 for 1 forward split effective August 13, 2003.

(1) Mr. Gardner is a one hundred (100%) percent shareholder of PLS Super Annuation Fund, which owns 1,897,000 of our voting shares. Therefore, Mr. Gardner beneficially owns 1,897,000 Shares of our voting stock.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

As a result of the Share Exchange, we acquired 100% ownership of Knightsbridge Fine Wines, Inc. ("Knightsbridge").

Background of Knightsbridge Fine Wines

Knightsbridge Fine Wines was founded during 2002 with a vision and objective to establish and build a diversified international wine company. Knightsbridge believes that an oversupply of small and mid-sized wineries lacking effective sales, marketing, and branding strength currently exists, which has created an opportunity to economically and strategically consolidate and build an efficient operation that can maximize economies of scale, increase utilization of production assets, and provide a more streamlined and effective sales, marketing, and distribution group. Knightsbridge further believes that by adopting and applying consumer beverage marketing principals within the wine industry it can further enhance operating results beyond what is currently achieved by many small and mid-sized wineries creating a comparative advantage for Knightsbridge.

In executing its strategy, Knightsbridge has to date entered into marketing and distribution agreements with Dominion Wines International, an established Australian brand and EOS Estate Winery, an established Central Coast California Winery. Further, Knightsbridge is currently negotiating purchase and/or partnership agreements with several other wine companies. As of the date of this filing, Knightsbridge has not reached definitive agreements to acquire or partner with any such companies. As a result, Knightsbridge currently markets and distributes wines produced by third parties under its own or such other parties' labels.

On August 27, 2003 Knightsbridge entered into a letter of intent to purchase the Bodegas Anguianan Estate Winery. On September 4, 2003 Knightsbridge entered into a letter of intent to acquire the assets and brand of StoneGate Wines from the California Wine Company. There can be no guarantee that Knightsbridge will be able to reach definitive agreements for the purchase of either the Bodegas Anguianan Estate Winery or the assets of Stonegate Wines or that if definitive agreements are reached that they will have the same terms as the letters of intent referred to herein, which are non-binding agreements. Other than as set forth herein, as of the date of this filing, Knightsbridge has not reached definitive agreements to acquire or partner with any such companies. As a result, Knightsbridge currently markets and distributes wines produced by third parties under its own or such other parties' labels.

                                  RISK FACTORS

Our securities involve a high degree of risk. You should consider the following factors in addition to the other information provided herein.

Dependence on Future Financings. The premium wine industry is a capital-intensive business, which requires substantial capital expenditures to develop and acquire vineyards and to improve or expand wine production. Further, the farming of vineyards and acquisition of grapes and bulk wine require substantial amounts of working capital. We project the need for significant capital spending and increased working capital requirements over the next several years. There can be no assurance that we will be able to secure such financing on terms, which are acceptable, if at all. The failure to secure future financing with favorable terms could have a material adverse effect on our business and operations.

Our Business is seasonal, which could cause our market price to fluctuate. Our business is subject to seasonal as well as quarterly fluctuations in revenues and operating results. Sales volume tends to increase during summer months and the holiday season and decrease after the holiday season. As a result, our sales and earnings are typically highest during the fourth calendar quarter and lowest in the first calendar quarter. This and other factors may cause fluctuations in the market price of our common stock.

Dependence on Third Parties for Supply of Products. Knightsbridge, our operating subsidiary, does not currently own any vineyards or facilities for wine production. Knightsbridge markets and distributes wines produced by third parties under its own label or the label of such third party producers. Except for any contractual rights and remedies that Knightsbridge may have with such producers, we have no control over the availability of Knightsbridge's products, their quality or cost. If for any reason Knightsbridge is unable to maintain or acquire new relationships with third party producers on commercially acceptable terms, it may not be able to distribute its products as planned. If Knightsbridge encounters delays or difficulties with contract producers in producing or packaging its products, the distribution, marketing and subsequent sales of these products would be adversely affected, and Knightsbridge may have to seek alternative sources of supply or abandon or sell product lines on unsatisfactory terms. Knightsbridge may not be able to enter into alternative supply arrangements on commercially acceptable terms, if at all. There can be no assurance that the producers that Knightsbridge has engaged will be able to provide sufficient quantities of these products or that the products supplied will meet with Knightsbridge's specifications.

Dependence on Key Existing and Future Personnel. Our success will depend, to a large degree, upon the efforts and abilities of our officers and key management employees. The loss of the services of one or more of our key employees could have a material adverse effect on our operations. In addition, as our business plan is implemented, we will need to recruit and retain additional management and key employees in virtually all phases of our operations. Key employees will require not only a strong background in our industry but a familiarity with the markets in which we compete. We cannot assure that we will be able to successfully attract and retain key personnel.

Our Acquisitions and Potential Future Acquisitions Involve a Number of Risks. Our potential future acquisitions involve risks associated with assimilating these operations into our company; integrating, retaining and motivating key personnel; integrating and managing geographically-dispersed operations integrating the technology and infrastructures of disparate entities; risks inherent in the production and marketing wine and replanting of existing vineyards.

Competition. The premium table wine industry is intensely competitive and highly fragmented. Our wines may compete in all of the premium wine market segments with many other premium domestic and foreign wines. Our wines also may compete with popular-priced generic wines and with other alcoholic and, to a lesser degree, non-alcoholic beverages, for shelf space in retail stores and for marketing focus by our independent distributors, many of which carry extensive brand portfolios. Many of our competitors have greater financial, technical, marketing and public relations resources than we presently have. Our sales may be harmed to the extent we are not able to compete successfully against such wine or alternative beverage producers.

Agricultural Risks. Winemaking and grape growing are subject to a variety of agricultural risks. Various diseases, pests, fungi, viruses, drought, frosts and certain other weather conditions can affect the quality and quantity of grapes available, decreasing the supply of our products and negatively impacting profitability. Many California vineyards have been infested in recent years with phylloxera. Although we intend to work towards limiting the risk from phylloxera, there can be no assurance that the vineyards owned or utilized by the producers with whom we have contracted, or future vineyards that we may acquire, will not become susceptible to current or new strains of phylloxera.
Pierce's Disease is a vine bacterial disease that has been in California for more than 100 years. It kills grapevines and there is no known cure. Small insects called sharpshooters spread this disease. A new strain of the sharpshooter, the glassy winged, was discovered in Southern California and is believed to be migrating north. The agricultural industry is actively trying to control this pest and is making every reasonable effort to prevent an infestation in vineyards. We cannot, however, guarantee that our current producers will succeed in preventing contamination in existing vineyard or that we will succeed in preventing contamination in future vineyards we may acquire. Future government restrictions regarding the use of certain materials used in grape growing may increase vineyard costs and/or reduce production. Grape growing also requires adequate water supplies. A substantial reduction in water supplies could result in material losses of grape crops and vines.

Ability to Grow or Acquire Enough High quality Grapes for our Wines. The adequacy of our grape supply is influenced by consumer demand for wine in relation to industry-wide production levels. While we believe that we can secure sufficient supplies of grapes from a combination of acquisitions and from grape supply contracts with independent growers, we cannot be certain that grape supply shortages will not occur. A shortage in the supply of wine grapes could result in an increase in the price of some or all grape varieties and a corresponding increase in our wine production costs.

Oversupply of Grapes. Current trends in the domestic and foreign wine industry point to rapid plantings of new vineyards and replanting of old vineyards to greater densities, with the expected result of significantly increasing the worldwide supply of premium wine grapes and the amount of wine which will be produced in the future. This increase in grape production has resulted in an excess of supply over demand and has forced wineries to reduce, or not increase prices.

Government Regulations. The United States wine industry is subject to extensive regulation by the Federal Bureau of Alcohol, Tobacco and Firearms and various foreign agencies, state liquor authorities and local authorities. These regulations and laws dictate such matters as licensing requirements, trade and pricing practices, permitted distribution channels, permitted and required labeling, advertising and relations with wholesalers and retailers. Any acquisition of new vineyards or wineries may be limited by present and future zoning ordinances, environmental restrictions and other legal requirements. In addition, new regulations or requirements or increases in excise taxes, income taxes, property and sales taxes or international tariffs, could reduce our profits. Future legal or regulatory challenges to the industry, either individually or in the aggregate, could harm our business.

Public Opinions About Alcohol. A number of research studies suggest that various health benefits may result from the moderate consumption of alcohol, but other studies suggest that alcohol consumption does not have any health benefits and may in fact increase the risk of stroke, cancer and other illnesses. If an unfavorable report on alcohol consumption gains general support, it could harm the wine industry and our business.

You should note that this report contains certain "forward-looking statements," including without limitation, statements containing the words "believes," anticipates," expects," "intends," "plans," "should," "seeks to," and similar words. You are cautioned that such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to, the risk factors set forth herein. The accompanying information contained in this report identifies important factors that could cause such differences.

                                   COMPETITION

The premium segment of the wine industry is intensely competitive. Our competitors produce table, premium and other wines in the United States of America, Europe, South Africa, South America, Australia and New Zealand. Our domestic competitors in the popular-premium and super-premium segments include Beringer Blass Wine Estates (Beringer, Meridian), Brown-Forman (Fetzer),Constellation Brands (Estancia, Talus, Vendange, Nathanson Creek), Diageo (Beaulieu Vineyards), Kendall-Jackson, and the Wine Group (Glen Ellen). Our higher-priced wines compete with several hundred smaller California wineries, generally from Napa or Sonoma County, and with numerous foreign vintners, that produce premium wines. In recent years some very large producers of primarily generic wines have introduced varietal wines in the growing premium wine market. Our wines also compete with other alcoholic and non-alcoholic beverages for shelf space in retail stores and for marketing focus by our independent distributors, all of which also carry other wine or beverage brands. Many of our domestic and international competitors have significantly greater resources and as a result there can be no assurance that in the future we will be able to successfully compete with these competitors or that we will not face greater competition from other wineries and beverage manufacturers.

                                    EMPLOYEES

We currently have 12 full tine employees and 1 part time employee in our US based headquarters and satellite offices in the US and 1 full time employee at our Australian office located at 13 Lileura Avenue, Beaumaris, Victoria, AU 3193.

                             TRADEMARKS AND PATENTS

We presently do not own any patents or trademarks. We do intend to develop a brand identity in the future for our services, in addition to the name of Knightsbridge.

                                    PROPERTY

Our corporate and United States offices are located at 65 Shrewsbury Road, Livingston, NJ 07039. There is currently no rent for the space.

Our Australian office is located at 13 Lileura Avenue, Beaumaris, Victoria, AU 3193. There is currently no rent for the space.


                                   LITIGATION

There is no outstanding material litigation in which we are involved and we are unaware of any pending actions or claims against us.

                                   MANAGEMENT

Information as to our directors and officers is as follows:

Name*                                   Position
-----                                   --------

Joel Shapiro                            Chairman, President and CEO and sole
                                        Director
Paul Gardner                            Chief Marketing Officer
Jim McCubbin                            Chief Financial Officer
Joseph Carr                             Executive Vice President of Sales

Joel Shapiro, Chairman of the Board, President and CEO. Prior to the Share Exchange, Joel ("Jake") Shapiro was the CEO of Knightsbridge Fine Wines and as a result of the Share Exchange, he has assumed the role of our Chairman, President and CEO. He has reviewed or visited almost 100 wineries in 4 continents in his quest to build the world's best wine company. He is charged with developing, sourcing and negotiating our acquisitions and strategic partnerships. He also guides corporate strategy, ensuring that we stay on-track to meet our long-term goals. Prior to joining Knightsbridge, Mr. Shapiro was President of JS Capital LLC, an east coast based finance boutique specializing in mergers & acquisitions, and public corporate finance. Since its founding, JS Capital has been engaged and financed a variety on industry non-specific companies including software production firms in Pakistan, fiber optic systems in Mexico, and five star European hotel owners and operators. JS Capital has built a strong presence in both apparel and mass media sectors, and maintains a number of Hollywood celebrity clients. Mr. Shapiro began his finance career working in 1992 working in the back offices of the investment-banking firm of M.H. Meyerson & Company. While attending night school at the Rutgers University Graduate School of Business for his MBA, Mr. Shapiro quickly rose up the ranks from working in the operations division of M.H. Meyerson to becoming one of the youngest Senior
Traders, where he executed institutional orders on behalf of Wall Streets biggest firms, including Goldman Sachs, Merrill Lynch, and Credit Suisse First Boston. Mr. Shapiro attended Rutgers University, where he completed his studies in three years and received departmental and collegiate honors. As an undergraduate, Mr. Shapiro also attended the National University of Singapore, and through a joint venture program with Columbia University, the Shanghai Teachers College in China.

Paul Gardner, Chief Marketing Officer. Prior to the Share Exchange Paul Gardner was the Chief Marketing Officer for Knightsbridge Fine Wines and CEO of Dominion Wines in Australia and as a result of the Share Exchange he has assumed the position of our Chief Marketing Officer. Mr. Gardner has almost thirty years of experience in the beverage industry including the last thirteen years in the wine industry overseeing the development and growth of international marketing and sales programs. Prior to joining Knightsbridge, Mr. Gardner founded Dominion Wines International in 1999. Prior to that, working in Australia and the United States, he played a critical role in the growth and development of wine group that eventually became Berringer Blass. As part of this process, he played a significant role bring Australian style wines to the US market. He also started and managed Southern Cross Wine, which grew revenue to over $40 million and an EBIT of $10 million in just over 3 years. Before managing Southern Cross, he oversaw the Victorian operation of Mildara Wine from the purchase of Wolf Blass through a further number of acquisitions and brand development. Prior to entering the wine industry, Mr. Gardner worked for the Coca-Cola Company in Australia, eventually becoming the Sales and Marketing Director with a team of 200 staff and control of a marketing budget of over $30 million.

Jim McCubbin, Chief Financial Officer. Prior to the Share Exchange, Mr. McCubbin was the chief financial officer of Knightsbridge Fine Wines and as a result of the Share Exchange he has become our chief financial officer, responsible for directing our financial operations. He has over fifteen years experience working with small and micro cap companies and over seven years experience in public reporting and compliance with both 33 and 34 act knowledge. He has hands-on experience dealing with the intricacies of small and micro cap business as it relates to situations involving areas of high and erratic growth, restructuring, mergers and acquisitions, corporate compliance and organizational development. He has developed contacts and knowledge that assist small and micro cap companies in reducing expenses as it relates to; corporate compliance and audit review, especially given the new constraints from Sarbanes-Oxley. His financial background is further enhanced with strong skills in the areas of human resources, contract administration, corporate insurance management, and project management and development. Mr. McCubbin also serves as the CFO of WidePoint Corporation (Nasdaq OTB: WDPT). Mr. McCubbin has been instrumental in navigating WidePoint through several negative economic events and working with the management team to realign the Company through both mergers and acquisitions and strategic financial management. While at WidePoint Mr. McCubbin's has also assisted several other small and development stage companies in business plan development, strategic realignment, and organizational development. Prior to Mr. McCubbin's employment at WidePoint, he held various financial and management positions with a wide range of companies including Ernst & Young, Lockheed Martin, McBee Associates, Memtec Ltd., and Marmac Associates.

Joseph Carr, Executive Vice President of Sales. Prior to the Share Exchange, Joe Carr was the National Sales Manager for Knightsbridge Fine Wines and as a result of the Share Exchange he has become our Executive Vice President of Sales. Joe has over twenty years experience in the wine industry overseeing team building within the international wine Industry. Prior to joining Knightsbridge, Mr. Carr was Vice President/Eastern Division Import Manager for Beringer Blass Wines. In this position, Joe surpassed all shipment and depletion goals while outperforming national Australian category trends over 38%. Joe also launched the brand Rothbury Estates, which surpassed all national goals and marketing plans. Prior to that, Mr. Carr was President of Mildara Blass Wines for North

America. He lead the integration team of Beringer and Mildara Blass Wines and was responsible for international operations budgets, including Sales and Marketing Operations, and International Finance in excess of 11 million US$. He managed the executive staff including VP Marketing, VP Finance, and National Sales Manager. Joe built a team that consisted of 23 Region, Division Managers, National Accounts and 18 Regional Brokers. Previously he was Eastern Regional Manager for Paterno Imports, whose international portfolio of products comes from all major wine producing countries. Mr. Carr graduated from the State University of New York at Geneseo in 1982 with a degree in Business Communications/ Fine Arts.



ITEM 5. OTHER EVENTS

We currently sublease our corporate and United States offices located at located at 65 Shrewsbury Road, Livingston, NJ 07039 pursuant to a verbal lease agreement with JS Capital, LLC, and a company that is 100% owned by Joel Shapiro. JS Capital currently does not charge Knightsbridge for this space.

We currently sublease our Australian office located at 13 Lileura Avenue, Beaumaris, Victoria, AU 3193 pursuant to a verbal lease agreement with The PLS Super Annuation Fund, a company that is 100% owned by Paul Gardner. Knightsbridge is currently not charged rent for this space.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS

Pursuant to the Share Exchange Agreement, Edward Wong, Jayeson Carmichael and Diane Travis resigned on September 15, 2003 as directors our compliance with Rule 14f-1 of the Exchange Act. There have been no disagreements between the registrant and Jayeson Carmichael, Edward Wong and Diane Travis.

ITEM 7.          FINANCIAL STATEMENTS

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

Audited financial statements of Knightsbridge Fine Wines, Inc. for the fiscal period from October 8, 2002 (Inception) through December 31, 2002, are contained in Exhibit 99.1 attached hereto.


Unaudited financial statements Knightsbridge Fine Wines, Inc., for the fiscal quarters ended March 31, 2003 and June 30, 2003.

(b) PRO FORMA FINANCIAL INFORMATION.

Unaudited pro forma financial information of Knightsbridge Fine Wines , Inc., as of and for the fiscal period from October 8, 2002 (Inception) through December 31, 2002, relating to the acquisition of Tech-net Communications, Inc. is contained in Exhibit 99.3 attached hereto.


                                    EXHIBITS

1.1* Share Exchange Agreement between Tech-Net Communications, Inc and the shareholders of Knightsbridge Fine Wines, Inc., dated July 29, 2003.

99.1 Audited financial statements of Knightsbridge Fine Wines, Inc. for fiscal period from October 8, 2002 (Inception) through December 31, 2002.

99.2 Unaudited financial statements Knightsbridge Fine Wines, Inc., for the fiscal quarters ended March 31, 2003 and June 30, 2003.

99.3 Unaudited pro forma financial information of Knightsbridge Fine Wines , Inc., as of and for the fiscal period from October 8, 2002 (Inception) through December 31, 2002, relating to the acquisition of Tech-net Communications, Inc..

*    Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Knightsbridge Fine Wine, Inc.


By:      /s/ Joel Shapiro
         --------------------------
         Joel Shapiro
         Chairman, President, CEO


Dated:  October 15, 2003